Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

MEMBERS Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Table 1. Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rate	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	415(o)	N/A	N/A	$250,000,000	$147.60 per $1,000,000	$36,900	N/A	N/A	N/A	N/A
Fees Previously Paid	Other	Single Premium Deferred Index Annuity Contract	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Other	Single Premium Deferred Index Annuity Contract	415(a)(6)	N/A(1)	N/A	$689,605,116(2)	N/A	N/A	Form S-1	333-250061	4/30/2021	$75,236
	Total Offering Amounts					$939,605,116		$36,900
	Total Fees Previously Paid
	Total Fee Offsets							$0
	Net Fee Due							$36,900

(1)	The filing fee related to the securities was calculated in reliance on Rule 457(o).

(2)	Approximately $689,605,116 of the securities previously registered on the Registration Statement on Form S-1 (File No. 333-250061) which was filed initially on November 13, 2020 as updated by a pre-effective amendment on April13, 2021 and declared effective on April 30, 2021, post-effective amendment 1 which was filed on April 6, 2022 and declared effective on April 29, 2022, post-effective amendment 2 filed on May 4, 2022, post-effective amendment 3 filed on May 11, 2022 and declared effective May 13, 2023, post-effective amendment 4 filed on October 13, 2022, post-effective amendment 5 filed on November 17, 2022 and declared effective on December 1, 2022, and post-effective amendment 6 filed on April 14, 2023 and declared effective on May 1, 2023 (the “Prior Registration Statement”) remained unsold and are carried forward to this initial Registration Statement on Form S-1 in reliance on 415(a)(6) under the Securities Act of 1933. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration statement will be deemed terminated as of the effective date of the Effective Registration Statement.

1